EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 24, 2010, with respect to the financial statements of Bella Pictures, Inc. appearing in this Form 8-K/A Amendment No. 1.  We hereby consent to the inclusion of said report on this Form 8-K/A Amendment No. 1.

/s/ GRANT THORNTON LLP
_______________________
GRANT THORNTON LLP

San Francisco, California
April 13, 2011